EXHIBIT (a)(5)(v)

EXHIBIT (a)(5)(v)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Schedule TO Issuer Tender Offer Statement to Registration Statement No. 333-39837 of Merrill Lynch Senior Floating Rate Fund, Inc. (the “Fund”) of our reports dated October 18, 2002 and October 22, 2001 appearing in the August 31, 2002 and 2001 Annual Reports of the Fund, respectively.

/s/ Deloitte & Touche LLP

Princeton, New Jersey May 15, 2003